UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

ANDRETTI ACQUISITION CORP. iI
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42268	98-1792547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Kimball Place, Suite 550, Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 299-2201

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	POLEU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	POLE	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	POLEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in connection with the Meeting (as defined below), on August 28, 2026, August 31, 2026, September 1, 2026, September 2, 2026, September 3, 2026 and September 4, 2026, Andretti Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), and Andretti Sponsor II LLC (the “Sponsor”) entered into non-redemption agreements (the “Prior Non-Redemption Agreements”) with several unaffiliated third-party holders (the “Investors”) of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), issued in the Company’s initial public offering on September 9, 2024 (such offering, the “IPO,” and such Class A Ordinary Shares, the “Public Shares”), pursuant to which the Company and the Sponsor agreed to cause the surviving entity of any future Company initial business combination (“Pubco”) to issue, in connection with the consummation of an initial business combination, to such Investors up to (i) an aggregate of 1,587,240 ordinary or common shares of Pubco (“Pubco Shares”) if the initial business combination is completed on or prior to June 9, 2027 and (ii) an aggregate of 529,080 additional Pubco Shares if the initial business combination is completed after June 9, 2027, in exchange for their agreement to not redeem up to an aggregate of 6,348,959 Public Shares (the “Non-Redeemed Shares”).

On September 8, 2026, the Company and the Sponsor entered into an additional non-redemption agreement with a new Investor (the “New Non-Redemption Agreement” and, together with the Prior Non-Redemption Agreements, the “Non-Redemption Agreements”), pursuant to which the Company and the Sponsor agreed to cause Pubco to issue, in connection with the consummation of an initial business combination, such Investor up to (i) 162,500 Pubco Shares if the initial business combination is completed on or prior to June 9, 2027 and (ii) 54,167 additional Pubco Shares if the initial business combination is completed after June 9, 2027, in exchange for its agreement to not redeem up to 650,000 Non-Redeemed Shares. The terms and conditions of the New Non-Redemption Agreement are substantially identical in all material respects to the Prior Non-Redemption Agreements.

The Non-Redemption Agreements shall terminate on the earlier of (i) the failure of the Company’s shareholders to approve the Extension Amendment at the Meeting, (ii) the Company’s determination not to proceed with the Extension (as defined below), (iii) the fulfillment of all obligations of parties to the Non-Redemption Agreements, (iv) the liquidation or dissolution of the Company, (v) the mutual written agreement of the parties or (vi) if the applicable Investor exercises its redemption rights with respect to any Non-Redeemed Shares in connection with the Meeting and such Non-Redeemed Shares are actually redeemed.

The foregoing summary of the New Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of New Non-Redemption Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2026, the Company held an extraordinary general meeting of shareholders in lieu of an annual general meeting of shareholders (the “Meeting”). The final prospectus filed with the U.S. Securities and Exchange Commission by the Company on September 5, 2024 (the “IPO Prospectus”) and the Company’s amended and restated memorandum and articles of association (as amended and currently in effect, the “Articles”) provided that the Company initially had until September 9, 2026 (the date that was 24 months after the consummation of the Company’s IPO) to complete a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses (a “Business Combination”, and such period, the “Combination Period”). On September 8, 2026, at the Meeting, the Company’s shareholders approved, among other things, an amendment to the Articles (the “Extension Amendment”) to extend the end of the Combination Period (the “Extension”) from September 9, 2026 to September 9, 2027, or such earlier date as determined by the Company’s board of directors (the “Board”).

Under the law of the Cayman Islands, upon approval of the Extension Amendment Proposal (as defined below) by the affirmative vote of a majority of at least two-thirds (2/3) of the votes cast by the holders of the Company’s (i) Class A Ordinary Shares, and (ii) Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”) voting as a single class, who, being entitled to do so, voted in person (including shareholders who voted online) or by proxy at the Meeting, the Extension Amendment became effective.

The foregoing description of the Extension Amendment is qualified in its entirety by reference to the Extension Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders were presented with proposals to approve, by way of special resolution, the Extension Amendment to extend the date by which the Company must consummate a Business Combination from September 9, 2026 to September 9, 2027, or such earlier date as determined by the Board (the “Extension Amendment Proposal”).

Also at the Meeting, the Company’s shareholders were presented with a proposal to ratify, by way of ordinary resolution, the selection by the Board’s Audit Committee of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal” and together with the Extension Amendment Proposal, the “Proposals”).

The Extension Amendment Proposal was approved with the following vote from the holders of the Ordinary Shares:

For	Against	Abstentions
23,241,840	2,775,781	0

The Auditor Ratification Proposal was approved with the following vote from the holders of the Ordinary Shares:

For	Against	Abstentions
25,481,863	1,986,913	0

A proposal to adjourn the Meeting, by way of ordinary resolution, to a later date or dates or indefinitely, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of any of the Proposals was not presented because there were enough votes to approve the Proposals.

In connection with the votes to approve the Extension Amendment Proposal, the holders of 15,776,190 Public Shares properly exercised their right to redeem such shares for cash at a redemption price of approximately $10.88 per share, for an aggregate redemption amount of approximately $171.69 million (the “Meeting Redemptions”). Following the Meeting Redemptions, there are 7,223,810 Public Shares currently issued and outstanding.

Item 8.01 Other Events.

Upon the approval of the Extension Amendment by the shareholders at the Meeting, the Sponsor converted an aggregate of 5,749,999 Class B Ordinary Shares into an equal number of Class A Ordinary Shares (the “Conversion”). The Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions applicable to the Class B Ordinary Shares prior to the Conversion, including certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the IPO Prospectus.

After the Conversion and Meeting Redemptions, there are 13,733,809 Class A Ordinary Shares and one Class B Ordinary Share issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Memorandum and Articles of Association of the Company.
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2026

ANDRETTI ACQUISITION CORP. II

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Chief Executive Officer

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